EXHIBIT FS-3

                        UNITIL CORPORATION (COMPANY ONLY)

                           BALANCE SHEETS (000's) (A)


ASSETS                                           December 31,
                                                      2002                   Adjustments              Pro Formed
                                                  -----------                -----------              ----------
Other Property and Investments
Investment in Associate Companies                     $87,366                     19,010 (E)            $106,376
                                                      -------                    -------               ---------


Current Assets:
  Cash                                                  1,466                                              1,466
  Accounts Receivable                                      53                                                 53
  Due from Affiliates                                   1,675                        207 (B)               1,882
  Refundable Taxes                                      3,500                                              3,500
  Prepayments                                               6                                                  6
                                                       ------                    -------                --------
    Total Current Assets                                6,700                        207                   6,907


Noncurrent Assets                                         134                                                134
                                                      -------                    -------                --------
    TOTAL                                             $94,200                    $19,217                $113,417
                                                      =======                    =======                ========

              (The accompanying Notes are an integral part of these statements.)


                        UNITIL CORPORATION (COMPANY ONLY)

                           BALANCE SHEETS (000's) (A)

                                                 December 31,
CAPITALIZATION AND LIABILITIES:                      2002                    Adjustments              Pro Formed
                                                  -----------                -----------              ----------
Capitalization:
  Common Stock Equity                                 $58,138                                            $58,138
                                                      -------                    -------                --------
         Total Capitalization                          58,138                                             58,138


Current Liabilities:
  Short-Term Debt                                      35,990                     19,010 (D)              55,000
  Account Payable                                          11                                                 11
  Dividends Declared and Payable                           17                                                 17
  Interest Payable                                         44                        207 (B)                 251
                                                      -------                    -------                --------
         Total Current Liabilities                     36,062                     19,217                  55,279

                                                      -------                    -------                --------
         TOTAL                                        $94,200                     19,217                $113,417
                                                      =======                    =======                ========

                            (The accompanying Notes are an integral part of these statements.)



                       UNITIL CORPORATION (COMPANY ONLY)

                        STATEMENT OF EARNINGS (000's) (A)


                                                   Year Ended
                                                 December 31,
                                                      2002                   Adjustments              Pro Formed
                                                  -----------                -----------              ----------

Operating Expenses:
  Operating Expenses, Other                              $152                                               $152
  Provisions for Taxes:
    Other Taxes                                            24                                                $24
    Federal and State Income                             (247)                                              (247)
                                                      -------                    -------                 -------
      Total Operating Expenses                            (71)                                               (71)
                                                      -------                    -------                 -------
Operating Income                                           71                                                 71

Non-operating Income                                    6,692                        207 (B)               6,899
                                                      -------                    -------                 -------
Income Before Interest Expense                          6,763                        207                   6,970

  Interest Expense, Net                                                              207 (C)                 207
                                                      -------                    -------                 -------

Earnings                                               $6,763                                             $6,763
                                                      =======                    =======                 =======

                            (The accompanying Notes are an integral part of these statements.)

                        UNITIL CORPORATION (Company Only)
                     Notes to Pro Forma Financial Statements

(A) These statements have been pro formed to reflect an increase in Short- Term Debt to the requested borrowing limit and the corresponding impact on Interest Expenses and Non-operating Income.

(B) Assumes interest costs will be billable through the Cash Pool to the client companies and will become a receivable.

(C) The cost of this increase in Short-Debt is reflected in higher interest costs for the twelve months period.

(D) Reflects the incremental increase in Short-Term Debt to reach the borrowing limit.

(E) Assumes all borrowed funds are reflected as an temporary investment in affiliates through the operations of the Cash Pool.

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